Exhibit 1.1

Execution Version

TRANSMONTAIGNE PARTNERS L.P.

Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to $50,000,000

SALES AGREEMENT

September 2, 2016

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agent and/or principal (the “Agent”), common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $50,000,000 (the “Units”), on the terms set forth in this Agreement.  The Partnership agrees that whenever it determines to sell Units directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof.  References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Sales Agreement and any applicable Terms Agreement.

Each of the Partnership and TransMontaigne GP L.L.C., a Delaware limited liability company (the “General Partner”), are collectively referred to herein as the “Partnership Parties.”  TransMontaigne Operating Company L.P., a Delaware limited partnership (the “Operating Partnership”), and each other direct or indirect subsidiary of the Partnership are collectively referred to herein as the “Subsidiaries.”  The Partnership Parties and the Subsidiaries are collectively referred to herein as the “Partnership Entities.”

The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-211367) under the Securities Act of 1933, as amended (the “1933 Act”), covering the public offering and sale of certain securities of the Partnership, including the Units, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), and such registration statement has been declared effective.  The “Registration Statement,” as of any time, means such registration statement, including any amendments, exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement, including any amendments thereto, filed as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus filed as part of such registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.”  Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus supplement relating to the Units in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.”  The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agent for use in connection with the offering and sale of the Units, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Units pursuant to this Agreement, the time immediately prior to the first contract of sale for such Units, or such other time as agreed by the Partnership and the Agent.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Units and the initial offering price per Unit, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agent for general distribution to investors, as evidenced by communications between the Partnership and the Agent.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Units; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Units.

Section 1.  Representations and Warranties.  Each of the Partnership Parties represents and warrants, jointly and severally, to the Agent at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Partnership Periodic Report Date (as defined in Section 3(n) hereof), each Partnership Earnings Report Date (as defined in Section 3(o) hereof) but only with respect to those Partnership Earnings Report Dates on which the Partnership has delivered instructions to the Agent to sell Units pursuant to Section 2(b) hereof, each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof), unless a representation or warranty is limited to a specific date or dates, in which case such representation or warranty will be deemed to speak solely of such date or dates (collectively, a “Representation Date”), and agrees with the Agent, as follows:

(i)                                     Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Partnership meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are, to the Partnership’s knowledge, pending or contemplated.  The Partnership has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical in content to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary in this Section, the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Agent furnished to the Partnership Parties in writing by the Agent, expressly for use in the Registration Statement, the preliminary prospectus and the Prospectus and any amendment or supplement thereto.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.  The foregoing does not apply to statements or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the information relating to the Agent furnished to the Company in writing by the Agent.  Any offer that is a written communication relating to the Units made prior to the initial filing of the Registration Statement by the Partnership or any

person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)                              Ineligible Issuer Status.  For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership is an “ineligible issuer” (as defined in Rule 405 of the 1933 Act) as of the applicable eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act.

(v)                                 Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are and were during the periods covered by such financial statements independent registered public accounting firms as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi)                              Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and the statement of operations, comprehensive income, partners’ equity and cash flows of the Partnership and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X.  The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and, subject to such rules and guidelines, have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)                           No Material Adverse Change.  Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, and (C) except for regular distributions on its Common Units that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its equity securities.

(viii)                        Formation, Qualification and Good Standing of the Partnership Entities.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at each Applicable Time will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect in (A) business, properties, financial condition, results of operation or prospects of the Partnership Entities taken as a whole, or (B) the ability of the Partnership to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement (collectively, a “Material Adverse Effect”). Each of the Partnership Entities has all limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Applicable Time and to conduct its business as currently conducted and as to be conducted at each Applicable Time, in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)                              Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in Section 4.6 of the Partnership Agreement and as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), security interests, equities, charges or claims.

(x)                                 Ownership of the Incentive Distribution Rights.  The General Partner owns all of the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus); the General Partner owns such Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement and as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), security interests, equities, charges or claims, other than as created pursuant to the Second Amended and Restated Senior Secured Credit Facility, dated March 9, 2011, by and among the Operating Partnership, Wells Fargo Securities, LLC and U.S. Bank National Association, as joint lead arrangers and book-runners, U.S. Bank National Association, as syndication agent, Bank of America, N.A., as the documentation agent, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto (as amended, the “Credit Facility”).

(xi)                              Valid Issuance of the Units.  At each Applicable Time, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Agent against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus).

(xii)                           Ownership of the Subsidiaries.  The Partnership, directly or indirectly, owns 100% of the outstanding capital stock, limited liability company interests or partnership interests, as the case may be, in the Subsidiaries (other than Battleground Oil Specialty Terminal Company LLC (“BOSTCO”) and Frontera Brownsville LLC (“Frontera”), in which the Partnership indirectly owns a 42.5% and 50% limited liability company interest, respectively) free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Credit Facility.  Such capital stock, limited liability company interests or limited partner interests have been duly authorized and validly issued in accordance with the certificate of incorporation, partnership agreement, limited liability company agreement, certificate of formation or other constituent document (collectively, the “Organizational Documents”) of the respective Subsidiaries, and are fully paid (in the case of an interest in a limited liability company or a limited partnership, to the extent required under their respective limited liability company agreement or limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303 and 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act, in the case of a Delaware limited partnership).  In the case of a Subsidiary that is a limited partnership, the general partner interests therein have been duly authorized and validly issued in accordance with the limited partnership agreements of the respective Subsidiaries.

(xiii)                        No Other Subsidiaries. Other than its direct or indirect ownership interests in the Subsidiaries, its indirect ownership of 42.5% of the Class A interests in BOSTCO and of 50% of the membership interests in Frontera, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its partnership interest in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(xiv)                       No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock of, or partnership or limited liability company interests in, any Partnership Entity.  Neither the filing of the Registration Statement nor the offering or sale of Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities, other than as provided in the Partnership Agreement or as have been waived.

(xv)                          Authority and Authorization.  The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. At each Applicable Time, all partnership, limited liability company and corporate action, as the case may be, required to be taken by the Partnership or any of its partners for the authorization, issuance, sale and delivery of the Units and by the Partnership Parties or their partners or members for the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(xvi)                       Authorization of Agreement.  This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(xvii)                    Conformity of Securities to Description.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)                 No Conflicts.  None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the Organizational Documents of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(xix)                       No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the consummation by the Partnership Parties of the transactions contemplated by this Agreement, except (i) as described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) for such consents required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, (iii) for such consents that have been obtained, and (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(xx)                          No Default.  None of the Partnership Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.  To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(xxi)                       Title to Properties.  (i) Each Subsidiary has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package and the Prospectus owned by it, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (A) as described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, or (B) as do not materially interfere with the use of all of the real and personal properties of the Partnership Entities, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) with respect to any real property and buildings held under lease by any Subsidiary, to the knowledge of the Partnership Parties, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the real property and buildings of the Partnership Entities, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii)                    Rights-of-Way.  Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained in the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Partnership Entities has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(xxiii)                 Permits.  Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth therein and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Partnership Entities has fulfilled and performed all of its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv)                Books and Records.  The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxv)                   Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the 1934 Act is accumulated and communicated to the Partnership and management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow such officers to make timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxvi)                No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by the Partnership’s independent public accountants and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of its internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) there have been no significant changes in the Partnership’s internal controls or in other factors that could significantly affect its internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxvii)             Compliance with the Sarbanes-Oxley Act.  The Partnership is in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxviii)          Tax Returns.  Each of the Partnership Entities has filed (or has obtained extensions with respect to) all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

(xxix)                Investment Company.  None of the Partnership Entities is now, and after any sale of Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxx)                   Environmental Compliance.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) in the ordinary course of their respective businesses, conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and (v) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in the case of any of clauses (i), (ii), (iii), (iv) or (v), where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(xxxi)                No Labor Dispute.  No labor dispute with the employees of the Partnership Entities, or with employees of affiliates of the Partnership Entities who perform services for the Partnership Entities, exists or, to the knowledge of the Partnership Parties, is threatened or imminent that would be reasonably likely to have a Material Adverse Effect.

(xxxii)             Insurance.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at each Applicable Time.

(xxxiii)          Litigation.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) to the Partnership Parties’ knowledge, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(xxxiv)         NYSE Listing.  The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(xxxv)            Contracts and Agreements.  The Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to, described in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the Partnership Parties’ knowledge, any other party to any such contract or agreement, except to the extent such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvi)         Statistical Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(xxxvii)      Stabilization or Manipulation.  None of the Partnership Entities have taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(xxxviii)   FINRA Affiliations.  To the Partnership Parties’ knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the General Partner’s officers or directors or the Partnership’s 5% or greater securityholders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxix)         Anti-Corruption.  None of the Partnership Entities or any of their directors or officers or, to the knowledge of the Partnership Parties, any employee, agent or representative of the Partnership Entities, has taken any action, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership and Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl)                              Anti-Money Laundering.  The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(xli)                           OFAC. None of the Partnership Entities or any of their directors or officers or, to the knowledge of the Partnership Parties, any employee, agent, affiliate or representative of such Partnership Entity, is an individual or entity (“Person”) that is, or is owned or controlled by, a Person that is (A) the subject of any sanctions (“Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Partnership Entities will not, directly or indirectly, use the proceeds of an offering of Units pursuant to this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions. For the earlier of (x) the time in which the Partnership has owned the respective Subsidiary or (y) the last five years, the Partnership Entities have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xlii)                        Actively Traded Security. The Common Units are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xliii)                     Other Sales Agency Agreements. The Partnership is not a party to any other ongoing sales agreements or other similar arrangements with any agent or any other representative in respect of at-the-market offerings of the Units in accordance with Rule 415(a)(4) of the Securities Act.

(xliv)                    Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership (A) does not have any material lending or other relationship with the Agent or any bank, lending or other affiliate of the Agent and (B) does not intend to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to the Agent or any affiliate of the Agent.

Any certificate signed by any officer of the Partnership Parties and delivered to the Agent or to counsel for the Agent pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership Parties to the Agent as to the matters covered thereby.

Section 2.  Sale and Delivery of Units.

(a)                                 Subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell Units through the Agent acting as sales agent or directly to the Agent acting as principal from time to time.  Sales of the Units, if any, through the Agent acting as sales agent or directly to the Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)                                 The Units are to be sold to the Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time)(each, a “Trading Day”) on which (i) the Partnership has instructed the Agent to make such sales and (ii) the Partnership has satisfied its covenants and conditions specified in Sections 4 and 5 hereof.  On any Trading Day, the Partnership may sell Units through the Agent and, if it determines to do so, shall instruct the Agent by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Units to be sold on such Trading Day and the minimum price per Unit at which such Units may be sold.  Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Partnership Parties and the performance by the Partnership Parties of their covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), the Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Units so designated by the Partnership as sales agent in accordance with such instruction.  The Partnership and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling any Units and (B) the Agent will not incur any liability or obligation to the Partnership if they fail to sell Units for any reason other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Units as required by this Agreement.

(c)                                  The Partnership or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Units for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold, or with respect to Units that the Partnership has agreed to sell, hereunder prior to the giving of such notice.

(d)                                 The gross sales price of any Units sold pursuant to this Agreement by the Agent acting as sales agent of the Partnership shall be equal to, in the discretion of the Agent but subject to the specific instructions of the Partnership, the market price prevailing at the time of sale for the Units sold by the Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices.  The compensation payable to the Agent for sales of Units shall be up to 2.0% of the gross sales price for such Units as mutually agreed to in writing by the Agent and the Partnership.  The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such sales (the “Net Proceeds”).  The Agent shall notify the Partnership as promptly as practicable if any deduction referenced in the preceding sentence will be made.  Notwithstanding the foregoing, in the event the Partnership engages the Agent as sales agent for the sale of Units that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Partnership and the Agent will agree to compensation for the Agent that is customary for such sales.

(e)                                  The Agent shall provide written confirmation to the Partnership following the close of trading on the NYSE on each Trading Day on which Units are sold under this Agreement setting forth the number of Units sold on such day, the aggregate gross sales proceeds of the Units, the aggregate Net Proceeds to the Partnership and the aggregate compensation payable by the Partnership to the Agent with respect to such sales.

(f)                                   Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Units offered or sold pursuant to this Agreement, or which are the subject of instructions to the Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Units (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Units under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Partnership or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agent in writing. In addition, under no circumstances shall any Units be offered or sold, or be the subject of instructions to the Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Partnership and notified to the Agent in writing.  The Agent shall have no responsibility for maintaining records with respect to the Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Units duly authorized by the Partnership.

(g)                                  If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Partnership or the Units, the Partnership shall promptly notify the Agent and future offers and sales of Units through the Agent on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)                                 Settlement for sales of Units will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Partnership and the Agent (each such day, a “Settlement Date”).  On each Settlement Date for the sale of Units through the Agent as sales agent, such Units shall be delivered by the Partnership to the Agent in book-entry form to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Units in same day funds delivered to an account designated by the Partnership.  If the Partnership shall default on its obligation to deliver Units through the Agent as sales agent on any Settlement Date, the Partnership shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.

(i)                                     Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct the Agent to offer or sell, any Units through the Agent as sales agent (and, by notice to the Agent given by telephone (confirmed promptly by email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and the Agent shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)                                    Notwithstanding clause (ii) of Section 2(i) hereof, if the Partnership wishes to offer or sell Units to the Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to the Agent (with a copy to counsel for the Agent) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and, prior to its filing, obtain the written consent of the Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)                                 The Agent shall not have any obligation to purchase Units as principal, whether from the Partnership or otherwise, unless the Partnership and the Agent agree as set forth below.  Units purchased from the Partnership by the Agent as principal shall be made in accordance with terms agreed upon between the Agent and the Partnership as evidenced by a Terms Agreement.  The Agent’s commitment to purchase Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership Parties, and performance by the Partnership Parties of their covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth.  At the time of each Terms Agreement, the Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof.  In the event of a conflict between the terms of this Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3.  Covenants.  Each of the Partnership Parties, jointly and severally, covenants and agrees with the Agent that:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Partnership, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Units shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Units, as to which the Partnership will only be obligated to notify the Agent), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any amendment thereto or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Units.  In connection with a Terms Agreement, the Partnership will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Units covered by such Terms Agreement.  The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Partnership will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  In the event of any issuance of a notice of objection by the Commission, the Partnership shall take all necessary action to permit offers and sales of Units by or through the Agent, including, without limitation, amending the Registration Statement or filing a new registration statement relating thereto.  The Partnership shall pay the required Commission filing fees relating to the Units prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Units that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)                                 Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or counsel to the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly (A) give the Agent written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agent with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Partnership shall not file or use any such amendment or supplement to which the Agent or counsel for the Agent shall reasonably object.

(c)                                  Filing or Use of Amendments and Supplements.  The Partnership will give the Agent written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Units), whether pursuant to the 1933 Act, the 1934 Act or otherwise, or (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Units covered by a Terms Agreement, will furnish the Agent with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agent or counsel for the Agent shall reasonably object.

(d)                                 Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Agent and counsel for the Agent, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts as the Agent may reasonably request.  The signed copies of the Registration Statement and each amendment thereto furnished to the Agent and counsel for the Agent will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Prospectuses.  The Partnership will furnish to the Agent, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Units, such number of copies of the Prospectus (as amended or supplemented) as the Agent may reasonably request.  The Partnership will also furnish, upon request of the Agent copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Units were made as may be required by the rules and regulations of such exchange or market.  The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   Reporting Requirements.  The Partnership, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Units, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.  Additionally, the Partnership shall report the use of the net proceeds from the sale of any Units as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)                                  Blue Sky Qualifications.  The Partnership will use its reasonable best efforts, in cooperation with the Agent, to qualify the Units for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agent may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Units contemplated by this Agreement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 Earnings Statement.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)                                    Listing.  The Partnership will use its reasonable best efforts to effect and maintain the listing of the Units on, and satisfy the requirements of, the NYSE.

(k)                                 Notice of Certain Actions.  At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with the Agent any instructions to sell Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without the prior written consent of the Agent, unless it gives the Agent at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.  Upon receipt of any written notice contemplated above, the Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by the Agent.

(l)                                     Issuer Free Writing Prospectuses.  The Partnership agrees that, unless it obtains the prior written consent of the Agent, it will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.  The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Agent as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                             No Stabilization or Manipulation.  The Partnership agrees that neither it nor any affiliate of the Partnership will take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of any Units or to result in a violation of Regulation M under the 1934 Act.

(n)                                 Update of Activity under this Agreement.  The Partnership shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Partnership in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Units were made by or through the Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Partnership Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Units sold by or through the Agent under this Agreement during such fiscal quarterly period and the net proceeds received by the Partnership and the aggregate compensation paid by the Partnership to the Agent with respect to such sales.

(o)                                 Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to the Agent as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Units shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Units, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Partnership Earnings Report Date”) and (iii)

Partnership Periodic Report Date, and (C) promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”), the Partnership will furnish or cause to be furnished to the Agent an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agent, or, in the case of clause (A) above, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate.  The requirement to provide a certificate pursuant to clause (B) of the first sentence of this Section 3(o) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agent to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any Registration Statement Amendment Date, Partnership Earnings Report Date or Company Periodic Report Date when the Partnership relied on such waiver and did not provide the Agent a certificate pursuant to clause (B) of the first sentence of this Section 3(o), then before the Partnership instructs the Agent to sell Units pursuant to Section 2(b), the Partnership shall provide the Agent such certificate.  As used in this Section 3(o), to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)                                 Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to the Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, the Partnership will furnish or cause to be furnished to the Agent the written opinions and letters of each of counsel to the Partnership (who shall be reasonably acceptable to the Agent) and counsel to the Agent, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agent or, in the case of clause (A) above, of the same tenor as the respective opinions and letters referred to in Section 5(b), 5(c), 5(d) and 5(e), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide an opinion pursuant to clause (B) of the first sentence of this Section 3(p) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agent to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date when the Partnership relied on such waiver and did not provide the Agent an opinion pursuant to clause (B) of the first sentence of this Section 3(p), then before the Partnership instructs the Agent to sell Units pursuant to Section 2(b), the Partnership shall provide the Agent such opinion.  As used in this Section 3(p), to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)                                 Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to the Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, the Partnership will cause its independent accountants to furnish to the Agent a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(f) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter.  The requirement to provide a letter from the Partnership’s independent accountants pursuant to clause (B) of the first sentence of this Section 3(q) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agent to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending.  Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date when the Partnership relied on such waiver and did not provide the Agent with a letter from the Partnership’s independent accountants pursuant to clause (B) of the first sentence of this Section 3(q) , then before the Partnership instructs the Agent to sell Units pursuant to Section 2(b), the Partnership shall provide the Agent such letter.  As used in this paragraph, to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)                                    Trading in the Common Units.  The Partnership consents to the Agent trading in the Partnership’s Common Units for its own account and for the account of its clients at the same time as sales of Units occur pursuant to this Agreement.

(s)                                   Non-Consummation Offer.  If, to the knowledge of the Partnership, any filing required by Rule 424 in connection with an offering of Units shall not have been made or the representations and warranties of the Partnership Parties contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from or through the Agent the right to refuse to purchase and pay for such Units.

(t)                                    Due Diligence Review.  The Partnership Parties will cooperate with any due diligence review reasonably requested by the Agent or counsel for the Agent, fully and in a timely manner, in connections with offers and sales of Units from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate officers, during regular business hours and at the Partnership’s principal offices.

(u)                                 Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Units purchased by the Agent as principal remain unsold, the Partnership will, prior to the Renewal Deadline, (i) promptly notify the Agent, (ii) promptly file a new registration statement on the proper form relating to the Units, in a form and substance satisfactory to the Agent, (iii) use its reasonable best efforts to cause such new registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agent of such effectiveness.  The Partnership will take all other action necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new registration statement.

Section 4.  Payment of Expenses.

(a)                                 Expenses.  The Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agent of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (iii) the preparation, issuance and delivery of the certificates for the Units, including any stamp or transfer taxes or other duties payable upon the sale, issuance or delivery of the Units to the Agent, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by FINRA of the terms of sales of Units, (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Units caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof.

(b)                                 If an aggregate offering price of Units of at least $20,000,000 have not been offered and sold under this Agreement prior to the date that is the first anniversary of this Agreement (or such earlier date on which the Partnership terminates this Agreement), the Partnership shall reimburse the Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agent incurred in connection with this Agreement, the Registration Statement and ongoing services in connection with the transactions contemplated under this Agreement, in an amount not greater than $100,000 during the term of this Agreement.

Section 5.  Conditions of Agent’s Obligations.  The obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of the Partnership Parties delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Partnership Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement and Filing of Prospectus.  The Partnership shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement shall have become effective.  The Partnership shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated.  The Partnership shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agent.  The Partnership shall have paid the required Commission filing fees relating to the Units as specified in Section 3(a) hereof.

(b)                                 Opinion of Counsel to the Partnership Parties.  On the date of this Sales Agreement, the Agent shall have received (1) an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Partnership (“Latham”), dated such date, in form and substance reasonably satisfactory to the Agent, substantially in the forms attached hereto as Exhibit A-1 and Exhibit A-2 and (2) an opinion letter of Latham, dated such date, relating to certain tax matters, in form and substance reasonably satisfactory to the Agent, substantially in the form attached hereto as Exhibit A-3.

(c)                                  Opinion of Delaware Counsel to the Partnership.  On the date of this Sales Agreement, the Agent shall have received the written opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Partnership, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agent may reasonably request.

(d)                                 Opinion of General Counsel.  On the date of this Sales Agreement, the Agent shall have received the written opinion of Michael A. Hammell, General Counsel of the General Partner, dated such date, to the effect set forth in Exhibit C hereto and to such further effect as the Agent may reasonably request.

(e)                                  Opinion of Counsel to the Agent.  On the date of this Sales Agreement, the Agent shall have received the written opinion or opinions of Baker Botts L.L.P., counsel to the Agent, dated such date, with respect to such matters as the Agent may reasonably request.

(f)                                   Accountants’ Letters.  On the date of this Sales Agreement, the Agent shall have received letters from PricewaterhouseCoopers LLP and Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(g)                                  Officer’s Certificate on Size of ATM Program.  On the date of this Sales Agreement, the Partnership shall have furnished to the Agent a certificate of an executive officer of the Partnership Parties, dated such date, in a form satisfactory to the Agent, stating the minimum gross sales price per unit for sales of Units pursuant to this Agreement and the maximum number of Units that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the board of directors of the General Partner or a duly authorized committee thereof, and specify the number of Units that have been approved for listing subject to official notice of issuance, on the NYSE.

(h)                                 Officers’ Certificate.  On the date of this Sales Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agent shall have received a certificate of the General Partner, signed by the Chief Executive Officer and the Chief Financial Officer of the Partnership, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Partnership Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)                                     Listing.  The Units shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(j)                                    Additional Documents.  On the date of this Sales Agreement, counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as contemplated herein shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

(k)                                 Termination of this Sales Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Sales Agreement may be terminated by the Agent by notice to the Partnership Parties at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.  Indemnification.

(a)                                 Indemnification of the Agent.  The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless the Agent, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any

Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of any offering of Units (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Partnership by the Agent in writing expressly for use therein.

(b)                                 Indemnification of the Partnership Parties, Directors and Officers.  The Agent agrees to indemnify and hold harmless each Partnership Party, their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Partnership by the Agent in writing expressly for use therein.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Partnership Parties.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Agent, on the other hand, from the applicable offering of Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership, on the one hand, and the Agent, on the other hand, in connection with the applicable offering of Units shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership, on the one hand, bear to the total commissions or underwriting discounts received by the Agent, on the other hand.

The relative fault of the Partnership, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Agent shall not be required to contribute any amount in excess of the total commissions or underwriting discounts received by the Agent in connection with Units placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as the Agent, and each director of each Partnership Party, each officer of each Partnership Party who signed the Registration Statement, and each person, if any, who controls such

Partnership Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership Parties.

Section 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its Affiliates, selling agents, officers or directors or any person controlling the Agent, or the Partnership Parties or their officers or directors, or any person controlling the Partnership and (ii) delivery of and payment for the Units.

Section 9.  Termination.

(a)                                 This Sales Agreement may be terminated for any reason, at any time, by either the Partnership or the Agent upon the giving of 30 days’ prior written notice to the other party hereto.

(b)                                 The Agent may terminate a Terms Agreement to which it is a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agent, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to proceed with the completion of the offering of Units contemplated by such Terms Agreement or to enforce contracts for the sale of such Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)                                  In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) the Agent shall own any Units purchased by it as principal or (b) an offer to purchase any Units has been accepted by the Partnership but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Units are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agent shall be directed to it c/o Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; and notices to the Partnership shall be directed to it at TransMontaigne Partners L.P., 1670 Broadway, Suite 3100, Denver, Colorado 80202, Attention: Michael A. Hammell, Executive Vice President, General Counsel and Secretary.

Section 11.  No Advisory or Fiduciary Relationship.  The Partnership acknowledges and agrees that (a) each purchase and sale of Units pursuant to this Agreement, including the determination of the respective initial public offering prices of Units, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Agent, on the other hand, (b) the Agent has not assumed and will not assume any advisory or fiduciary responsibility in favor of the Partnership or any of its subsidiaries or other affiliates with respect to any offering of Units or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Partnership or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement,

(c) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership, and (d) the Agent has not provided any legal, accounting, financial, regulatory or tax advice to the Partnership or any other person or entity with respect to any offering of Units and the Partnership has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Agent and the Partnership and their respective successors. This Agreement shall inure to the benefit of and be binding upon BofAML Securities, Inc. as an assignee to the Agent without prior written consent of any party. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, its Affiliates and selling agents, the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, its Affiliates and selling agents, the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Units shall be deemed to be a successor by reason merely of such purchase.

Section 13.  Trial by Jury.  Each of the Partnership Parties and the Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.  GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.  Consent to Jurisdiction; Waiver of Immunity.  Each of the Partnership Parties and the Agent agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court.  Each of the Partnership Parties and the Agent irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Partnership in accordance with its terms.

Very truly yours,

TransMontaigne Partners L.P.

By: TransMontaigne GP L.L.C., its General Partner

		By:	/s/ Robert T. Fuller
Name: Robert T. Fuller
Title: Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

TransMontaigne GP L.L.C.

		By:	/s/ Robert T. Fuller
Name: Robert T. Fuller
Title: Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Mark Sooby
Name: Mark Sooby
Title: Managing Director

Exhibit A-1

FORM OF OPINION OF LATHAM & WATKINS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided to the Agent]

Exhibit A-2

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided to the Agent]

Exhibit A-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[To be provided to the Agent]

Exhibit B

FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.
TO BE DELIVERED PURSUANT TO SECTION 5(c)

[To be provided to the Agent]

Exhibit C

FORM OF GENERAL COUNSEL OPINION
TO BE DELIVERED PURSUANT TO SECTION 5(d)

[To be provided to the Agent]

Annex I

TRANSMONTAIGNE PARTNERS L.P.

Common Units Representing Limited Partner Interests

FORM OF TERMS AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Sales Agreement, dated September 2, 2016 (the “Sales Agreement”), among the Partnership, TransMontaigne GP L.L.C., a Delaware limited liability company (the “General Partner”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent), to issue and sell to the Agent as principal for resale (in such capacity, the “Underwriter”), and the Underwriter agrees to purchase from the Partnership the Units specified in Schedule A hereto (the “Initial Units”) on the terms specified in Schedule A hereto.  Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, or at such other place as shall be agreed upon by the Underwriter and the Partnership, at 9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Partnership (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Partnership, on each Date of Delivery as specified in the notice from the Underwriter to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Underwriter for the Securities to be purchased.

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Partnership, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

TransMontaigne Partners L.P.

	By:	TransMontaigne GP L.L.C., its General Partner

By:
Name:
Title:

TransMontaigne GP L.L.C.

By:
Name:
Title:

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title: